Dryden Small-Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, N.J.  07102-4077



      January 21,
2010



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

	Re:	Rule 24f-2 Notice for Dryden Small-Cap Core
Equity Fund, Inc.
		File Nos. 333-24495 and 811-08167

On behalf of the Dryden Small-Cap Core Equity Fund, Inc., enclosed for filing under the Investment Company Act of 1940, is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

							Very truly
yours,




/s/ Grace C.
Torres_

      Grace C.
Torres
Treasurer
and
Principal
Financial
and
Accounting
Officer